     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2002



                                                      REGISTRATION NO. 333-83308

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                          RENAISSANCERE HOLDINGS LTD.
             (Exact name of registrant as specified in its charter)

                       BERMUDA                                              98-013-8020
           (State or other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                             Identification Number)
                  RENAISSANCE HOUSE                                     C/O THOMAS FRIEDBERG
          8-12 EAST BROADWAY, PEMBROKE HM 19                       RENAISSANCE U.S. HOLDINGS INC.
                       BERMUDA                                             2 STIRLING WAY
                    (441) 295-4513                                     MOUNT HOLLY, NJ 08060
 (Address, including zip code, and telephone number,                       (609) 351-5780
         including area code, of Registrant's                 (Name, address, including zip code, and
             principal executive offices)                      telephone number, including area code,
                                                                       of agent for service)

                             ---------------------
                         RENAISSANCERE CAPITAL TRUST II
      (Exact name of registrant as specified in its certificate of trust)

                       DELAWARE                                              42-6625345
           (State or other jurisdiction of                                (I.R.S. Employer
            incorporation or organization)                              Identification No.)
          C/O RENAISSANCE U.S. HOLDINGS INC.                            C/O THOMAS FRIEDBERG
            319 W. FRANKLIN ST., SUITE 104                         RENAISSANCE U.S. HOLDINGS INC.
               RICHMOND, VIRGINIA 23220                                    2 STIRLING WAY
                    (804) 344-3600                                     MOUNT HOLLY, NJ 08060
          (Address, including zip code, and                                (609) 351-5780
                  telephone number,                           (Name, address, including zip code, and
         including area code, of Registrant's                  telephone number, including area code,
             principal executive offices)                              of agent for service)

                                   COPIES TO:

              STEPHEN H. WEINSTEIN, ESQ.                              JOHN S. D'ALIMONTE, ESQ.
    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY                     WILLKIE FARR & GALLAGHER
                  RENAISSANCE HOUSE                                      787 SEVENTH AVENUE
          8-12 EAST BROADWAY, PEMBROKE HM 19                             NEW YORK, NY 10019
                       BERMUDA                                             (212) 728-8212
                    (441) 295-4513

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS INCLUDED HEREIN IS A COMBINED PROSPECTUS AND ALSO RELATES TO $64,250,000 AGGREGATE PRINCIPAL AMOUNT OF COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 333-70528 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON OCTOBER 3, 2001. IN CONNECTION WITH THE REGISTRATION OF THOSE SECURITIES THE REGISTRANT PAID AN AGGREGATE REGISTRATION FEE IN THE AMOUNT OF $16,062.50.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION, DATED APRIL 5, 2002


PROSPECTUS

                                  $564,250,000

                          RENAISSANCERE HOLDINGS LTD.

 COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERENCE SHARES, WARRANTS TO
  PURCHASE DEBT SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS


                         RENAISSANCERE CAPITAL TRUST II
                              PREFERRED SECURITIES

 FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT PROVIDED IN THIS PROSPECTUS
                                       BY

                          RENAISSANCERE HOLDINGS LTD.

     We and the Capital Trust may offer and sell from time to time:

     - common shares;

     - preference shares;


     - depositary shares representing preference shares, common shares or debt securities;



     - senior or subordinated debt securities;


     - warrants to purchase common shares, preference shares or debt securities;

     - preferred securities of the Capital Trust which we will guarantee; and

     - share purchase contracts and share purchase units.

     We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

     We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

     We may sell any combination of these securities in one or more offerings up to a total dollar amount of $564,250,000.


     Our common shares are traded on the New York Stock Exchange under the symbol "RNR." On April 4, 2002, the closing price of the common shares, as reported by the New York Stock Exchange, was $106.30 per share. Other than our common shares, there is no market for the other securities we may offer.



     INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 5.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

               The date of this prospectus is             , 2002.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER WE NOR RENAISSANCERE CAPITAL TRUST II HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE AND RENAISSANCERE CAPITAL TRUST II ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda (although offers may be made to persons in Bermuda from outside Bermuda) and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

     In this prospectus, references to "dollar" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
RenaissanceRe Holdings Ltd. ................................    2
The Capital Trust...........................................    2
General Description of the Offered Securities...............    3
Risk Factors................................................    5
Forward Looking Statements..................................   12
Ratio of Earnings to Fixed Charges and Preference Share
  Dividends of RenaissanceRe................................   13
Use of Proceeds.............................................   13
Description of Our Capital Shares...........................   13
Description of the Depositary Shares........................   24
Description of the Debt Securities..........................   26
Certain Provisions Applicable to the Senior Debt
  Securities................................................   39
Certain Provisions Applicable to Subordinated Debt
  Securities................................................   40
Certain Provisions of the Junior Subordinated Debt
  Securities Issued to the Capital Trust....................   42
Information Concerning the Trustee..........................   44
Description of the Warrants to Purchase Common Shares or
  Preference Shares.........................................   44
Description of the Warrants to Purchase Debt Securities.....   46
Description of the Trust Preferred Securities...............   47
Description of the Trust Preferred Securities Guarantee.....   59
Description of the Share Purchase Contracts and the Share
  Purchase Units............................................   63
Certain Tax Considerations..................................   63
Plan of Distribution........................................   70
Where You Can Find More Information.........................   72
Incorporation of Certain Documents By Reference.............   72
Legal Opinions..............................................   73
Experts.....................................................   73
Enforcement of Civil Liabilities Under United States Federal
  Securities Laws...........................................   73

                             ABOUT THIS PROSPECTUS

     This prospectus is part of registration statement that we and the Capital Trust have filed with the Securities and Exchange Commission using a "shelf" registration process, relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, preferred securities and preferred securities guarantees described in this prospectus. This means:

     - we and the Capital Trust may issue any combination of securities covered by this prospectus from time to time, up to a total initial offering price of $564,250,000;

     - we or the Capital Trust, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

     - the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we or the Capital Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, the Capital Trust and the offered securities, please refer to the registration statement. Each time we or the Capital Trust sells securities, we or the Capital Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." All references to "we," "our" or "RenaissanceRe" refer to RenaissanceRe Holdings Ltd.

                          RENAISSANCERE HOLDINGS LTD.

OVERVIEW

     RenaissanceRe Holdings Ltd., also referred to as "RenaissanceRe," is a Bermuda company with its registered and principal executive offices located at Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda, telephone (441) 295-4513. Our principal business is property catastrophe reinsurance, written on a worldwide basis through Renaissance Reinsurance Ltd. ("Renaissance Reinsurance"), a Bermuda company and wholly owned subsidiary. Some of our coverages in Europe are provided through Renaissance Reinsurance of Europe, a wholly owned subsidiary organized in Ireland. Based on gross premiums written, we are one of the largest providers of property catastrophe reinsurance coverage in the world.

     We provide property catastrophe reinsurance coverage to insurance companies and other reinsurers primarily on an excess of loss basis. Excess of loss catastrophe coverage generally provides coverage for claims arising from large natural catastrophes, such as earthquakes and hurricanes, in excess of a specified loss. The coverages we provide also expose us to claims arising from other natural and man-made catastrophes such as winter storms, freezes, floods, fires and tornadoes.

     Our results depend to a large extent on the frequency and severity of catastrophic events, and the coverage offered to clients impacted thereby. In addition, from time to time, we may consider opportunistic diversification into new ventures, either through organic growth or the acquisition of other companies or books of business. In evaluating such new ventures, we seek an attractive return on equity, the ability to develop or capitalize on a competitive advantage and opportunities that will not detract from our core reinsurance operations. Accordingly, we regularly review strategic opportunities and periodically engage in discussions regarding possible transactions.

OTHER INFORMATION

     For further information regarding RenaissanceRe including financial information, you should refer to our recent filings with the Securities and Exchange Commission.

     We were incorporated in June 1993. We conduct our operations through wholly owned subsidiaries and joint ventures in Bermuda, the United States and Europe. Our registered and principal executive offices are located at Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda, and our telephone number is (441) 295-4513.

                               THE CAPITAL TRUST

     The Capital Trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of the Capital Trust, and the Capital Trustees for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on January 5, 2001. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The Capital Trust exists for the exclusive purposes of:

     - issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

     - using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of our junior subordinated debt securities; and

     - engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

     We will indirectly or directly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Capital Trust. The Capital Trust is a legally separate entity.

     Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust's business and affairs will be conducted by the trustees (the "Capital Trustees") appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

     Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the "Administrative Trustees") of the Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of the Capital Trust will be a financial institution (the "Property Trustee") that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). We will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

     The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive offices for the Capital Trust is located at c/o Renaissance U.S. Holdings Inc., 319 W. Franklin Street, Suite 104, Richmond, Virginia 23220. The telephone number of the Capital Trust is (804) 344-3600.


                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES


     We may from time to time offer under this prospectus, separately or together:


     - common shares, which we would expect to list on the New York Stock Exchange,



     - preference shares, the terms and series of which would be described in the related prospectus supplement,


     - depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts,


     - senior debt securities,



     - subordinated debt securities which will be subordinated in right of payment to our senior indebtedness, of which $183.5 million was outstanding as of April 5, 2002,



     - warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities,

     - warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities,


     - share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates, and



     - share purchase units, consisting of a share purchase contract and, as security for the holder's obligation to purchase common shares or preference shares under the share purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities or (3) preferred securities of the Capital Trust.


     The Capital Trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by us.


     The aggregate initial offering price of these offered securities will not exceed $564,250,000.

                                  RISK FACTORS


     Before you invest in our securities, you should carefully consider the risks involved. In addition, we may include additional risk factors in a prospectus supplement to the extent there are additional risks related to the securities offered by that prospectus supplement. Accordingly, you should carefully consider the following risk factors and any additional risk factors included in the relevant prospectus supplement:



  BECAUSE OF OUR EXPOSURE TO CATASTROPHIC EVENTS, OUR FINANCIAL RESULTS MAY VARY SIGNIFICANTLY FROM ONE PERIOD TO THE NEXT.



     Our principal product is property catastrophe reinsurance. We also sell primary insurance that is exposed to catastrophe risk. We therefore have a large overall exposure to natural and man-made disasters. Our property catastrophe reinsurance contracts cover unpredictable events such as earthquakes, hurricanes, winter storms, freezes, floods, fires, tornados and other man-made or natural disasters. As a result, our operating results have historically been, and we expect will continue to be, largely affected by relatively few events of high magnitude. Under the reinsurance policies that we write, we generally do not experience significant claims until insured industry losses reach or exceed at least several hundred million dollars.



     Claims from catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and adversely affect our financial condition or results of operations. Our ability to write new business could also be impacted. We believe that increases in the value and geographic concentration of insured property and the effects of inflation will increase the severity of claims from catastrophic events in the future.



  IF ACTUAL CLAIMS EXCEED OUR CLAIM RESERVES, OUR FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED.



     Claim reserves are estimates made using actuarial and statistical projections at a given point in time of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize actuarial and computer models as well as historical reinsurance and insurance industry loss statistics to assist in the establishment of appropriate claim reserves. Nevertheless, actual claims and claim expenses paid might exceed the reserve estimates reflected in our financial statements. If this were to occur, we would be required to increase claim reserves. This would reduce our net income by a corresponding amount in the period in which the deficiency is identified.



  WE COULD FACE UNANTICIPATED LOSSES FROM WAR, TERRORISM AND POLITICAL UNREST, AND THESE OR OTHER UNANTICIPATED LOSSES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.



     We may have substantial exposure to unexpected, large losses resulting from future man-made catastrophic events, such as acts of war, acts of terrorism and political instability. Although we may attempt to exclude losses from terrorism and certain other similar risks from some coverages written by us, we may not be successful in doing so. These risks are inherently unpredictable, although recent events may lead to increased frequency and severity of losses. It is difficult to predict the timing of such events with statistical certainty or estimate the amount of loss any given occurrence will generate. Accordingly, our reserves may not be adequate to cover losses when they materialize. It is not possible to eliminate completely our exposure to unforecasted or unpredictable events, and to the extent that losses from such risks occur, our financial condition and results of operations could be materially adversely affected.



  REINSURANCE PRICES MAY DECLINE, WHICH COULD AFFECT OUR PROFITABILITY.



     Demand for reinsurance depends on numerous factors, including the frequency and severity of catastrophic events, levels of capacity, general economic conditions and underwriting results of primary property insurers. The supply of reinsurance is related to prevailing prices, recent loss experience and levels of surplus capacity. All of these factors fluctuate and may contribute to price declines generally in the reinsurance industry. Our recent, and anticipated, growth relates in part to improved industry pricing. Premium rates or other terms and conditions of trade may vary in the future. If any of these factors were to cause the demand for reinsurance to fall or the supply to rise, our profitability could be adversely affected.

  WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.



     The property catastrophe reinsurance industry is highly competitive. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and property catastrophe reinsurers, including other Bermuda-based property catastrophe reinsurers. Following the September 11th tragedy, a number of new companies were formed to compete in the reinsurance markets. A number of these new companies were formed in Bermuda. In addition, a number of existing market participants raised new capital, thereby strengthening their ability to compete. At this time, the effect of these new entrants and of the additional capital placed into the market is not precisely known.



     We believe that our principal competitors in the property catastrophe reinsurance market include other companies active in the Bermuda Market, including Ace Ltd., Partner Re and XL Capital Ltd. We also compete with certain Lloyd's syndicates active in the London Market. We also compete with a number of other industry participants, such as Berkshire Hathaway, Munich Re and Swiss Re. As our business evolves over time we expect our competitors to change as well.



     Many of our competitors have greater financial, marketing and management resources than we do. In addition, we may not be aware of other companies that may be planning to enter the property catastrophe reinsurance market or of existing companies which may be planning to raise additional capital. We also have recently seen the creation of alternative products from capital market participants that are intended to compete with reinsurance products and which could impact the demand for traditional catastrophe reinsurance. We cannot predict what effect any of these developments may have on our businesses.



     Competition in the types of reinsurance that we underwrite is based on many factors, including premium rates and other terms and conditions offered, services provided, speed of claims payment, ratings assigned by independent rating agencies, the perceived financial strength and the experience of the reinsurer in the line of reinsurance to be written. Ultimately, increasing competition could affect our ability to attract business on terms having the potential to yield an attractive return on equity.



     The primary insurance business is also highly competitive. Primary insurers compete on the basis of factors including selling effort, product, price, service and financial strength. We seek primary insurance pricing that will result in adequate returns on the capital allocated to our primary insurance business. We may lose primary insurance business to competitors offering competitive insurance products at lower prices.



  A DECLINE IN THE RATINGS ASSIGNED TO OUR CLAIMS-PAYING ABILITY MAY IMPACT OUR POTENTIAL TO WRITE NEW BUSINESS.



     Third party rating agencies assess and rate the claims-paying ability of reinsurers and insurers, such as Renaissance Reinsurance, Glencoe Insurance Ltd., Top Layer Reinsurance Ltd. and DaVinci Reinsurance Ltd. These ratings are based upon criteria established by the rating agencies. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The claims-paying ability ratings assigned by rating agencies to reinsurance or insurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors. Ratings by rating agencies are not ratings of securities or recommendations to buy, hold, or sell any security.



     Renaissance Reinsurance is rated "A+" by A.M. Best, "A+" by Standard & Poor's and "A1" by Moody's Investors Services. Top Layer Re is rated "AAA" by Standard & Poor's and "A++" by A.M. Best. Glencoe is rated "A" by A.M. Best. DaVinci is rated "A" by each of A.M. Best and Standard & Poor's. These rating agencies may downgrade or withdraw their claims-paying ability ratings in the future if we do not continue to meet the criteria of the ratings previously assigned to us. The ability of Renaissance Reinsurance, Top Layer Re, Glencoe, DaVinci and our other rated insurance subsidiaries to compete with other reinsurers and insurers, and our results of operations, could be materially adversely affected by any such ratings downgrade.

  RECENT EVENTS MAY RESULT IN POLITICAL, REGULATORY AND INDUSTRY INITIATIVES WHICH COULD ADVERSELY AFFECT OUR BUSINESS.



     Changes in the marketplace, including the tightening in supply of certain coverages arising out of the September 11th tragedy, may result in government intervention in the insurance and reinsurance markets, both in the United States and worldwide. Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny by the United States and individual state governments. Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders. While we cannot predict the exact nature, timing or scope of possible governmental initiatives, such proposals could adversely affect our business by:



     - providing insurance and reinsurance capacity in markets and to consumers that we target;



     - requiring our participation in industry pools and guaranty associations;



     - regulating the terms of insurance and reinsurance policies; or



     - disproportionately benefiting the companies of one country over those of another.



     The insurance industry is also affected by political, judicial and legal developments that may create new and expanded theories of liability. Such changes may result in delays or cancellations of products and services by insurers and reinsurers which could adversely affect our business. The Gramm-Leach-Bliley Act of 1999 permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company, a "financial holding company." The ability of banks to affiliate with insurers may affect our U.S. subsidiaries' product lines by substantially increasing the number, size and financial strength of potential competitors.



  WE MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES.



     Our operating results depend in part on the performance of our investment portfolio. Our investment portfolio contains interest sensitive instruments, such as bonds and mortgage-backed securities, which may be adversely affected by changes in interest rates.



     Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Any measures we take that are intended to manage the risks of operating in a changing interest rate environment may not effectively mitigate such interest rate sensitivity.



  U.S. TAXING AUTHORITIES COULD CONTEND THAT OUR BERMUDA SUBSIDIARIES ARE SUBJECT TO U.S. CORPORATE INCOME TAX.



     If the United States Internal Revenue Service were to contend successfully that Renaissance Reinsurance, DaVinci or Glencoe, is engaged in a trade or business in the United States, Renaissance Reinsurance, DaVinci or Glencoe would, to the extent not exempted from tax by the United States-Bermuda income tax treaty, be subject to U.S. corporate income tax on that portion of its net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. Such tax could materially adversely affect our results of operations.



     In addition, benefits of the United States-Bermuda income tax treaty which may limit any such tax to income attributable to a permanent establishment maintained by Renaissance Reinsurance, DaVinci or Glencoe in the United States are only available to Renaissance Reinsurance, DaVinci and Glencoe if more than 50% of their shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Renaissance Reinsurance, DaVinci or Glencoe may not be able to continually satisfy such beneficial ownership test or be able to establish its satisfaction to the IRS. Finally, it should be noted that it is unclear whether the income tax treaty (assuming satisfaction of the beneficial ownership test) applies to income other than premium income, such as investment income.

  BECAUSE WE DEPEND ON A FEW REINSURANCE BROKERS FOR A LARGE PORTION OF REVENUE, LOSS OF BUSINESS PROVIDED BY THEM COULD ADVERSELY AFFECT US.



     We market our reinsurance products worldwide exclusively through reinsurance brokers. Four (in prior years five) brokerage firms accounted for 79.9%, 78.3%, and 78.8% of our net premiums written for the years ended December 31, 2001, 2000, and 1999, respectively. Subsidiaries and affiliates of the Benfield Group PLC, Marsh Inc., Willis Faber and AON Re Group accounted for approximately 28.0%, 23.0%, 14.0%, and 11.9%, respectively, of our premiums written in 2001. Loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on us.



  OUR RELIANCE ON REINSURANCE BROKERS EXPOSES US TO THEIR CREDIT RISK.



     In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). In some jurisdictions, if a broker failed to make such a payment, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.



  THE COVENANTS IN OUR DEBT AGREEMENTS LIMIT OUR FINANCIAL AND OPERATIONAL FLEXIBILITY, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR FINANCIAL CONDITION.



     We have incurred indebtedness, and may incur additional indebtedness in the future. At April 4, 2002, we had $33.5 million of bank loans outstanding. In addition, we also had at that date $84.6 million of outstanding junior subordinated debentures relating to an issuance of trust preferred securities by our subsidiary RenaissanceRe Capital Trust I. Our insurance and reinsurance subsidiaries also maintain uncommitted letter of credit facilities.



     The agreements covering our indebtedness, and particularly our bank loans, contain numerous covenants that limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate. These agreements also require us to maintain specified financial ratios. If we fail to comply with these covenants or meet these financial ratios, the lenders under our credit facility could declare a default and demand immediate repayment of all amounts owed to them.



     In addition, if we are in default under our indebtedness or if we have given notice of our intention to defer our related payment obligations, the terms of our indebtedness would restrict our ability to:



     - declare or pay any dividends on our capital shares,



     - redeem, purchase or acquire any capital shares, or



     - make a liquidation payment with respect to our capital shares.



  BECAUSE WE ARE A HOLDING COMPANY, WE ARE DEPENDENT ON DIVIDENDS AND PAYMENTS FROM OUR SUBSIDIARIES.



     As a holding company with no direct operations, we rely on investment income, cash dividends and other permitted payments from our subsidiaries to make principal and interest payments on our debt and to pay dividends to our shareholders. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends or to repay our indebtedness.



     Bermuda law and regulations require our subsidiaries which are registered in Bermuda as insurers to maintain a minimum solvency margin and minimum liquidity ratio, and prohibit dividends that would result in a breach of these requirements. Further, Renaissance Reinsurance and DaVinci, as Class 4 insurers in Bermuda, may not pay dividends which would exceed 25% of their respective capital and surplus, unless they first make filings confirming that they meet the required margins.

     Generally, our U.S. insurance subsidiaries may only pay dividends out of earned surplus. Further, the amount payable without the prior approval of the applicable state insurance department is generally limited to the greater of 10% of policyholders' surplus or statutory capital, or 100% of the subsidiary's prior year statutory net income.



  WE MAY BE ADVERSELY AFFECTED IF WE DO NOT MANAGE OUR GROWTH EFFECTIVELY.



     Our business has expanded rapidly in the past several years, and we project that we will grow rapidly in 2002. Expansion places increased stress on our financial, managerial and human resources. Further our growth in new or expanded lines, such as specialty reinsurance and primary insurance, could detract from our core property catastrophe reinsurance business and may divert management attention away from our core operations. Our future profitability will depend in part upon our ability to further develop our resources and effectively manage this expansion. We may need to attract additional professionals to, or expand our facilities in, Bermuda, a small jurisdiction with limited resources. To the extent we are unable to so attract additional professionals, our financial, managerial and human resources will be further strained.



     Historically, our principal product has been property catastrophe reinsurance. The anticipated growth of our specialty reinsurance and primary insurance businesses will present us with new, or expanded, challenges and risks. We may not manage these challenges and risks successfully. Even if we operate these new or expanded businesses successfully, our loss results in these businesses may differ from our historical results in property catastrophe reinsurance, which is generally characterized by loss events of high severity but low frequency. As a result our financial results may be affected, perhaps adversely.



  THE LOSS OF ONE OR MORE KEY EXECUTIVE OFFICERS COULD ADVERSELY AFFECT US.



     Our success has depended, and will continue to depend, in substantial part upon our ability to attract and retain our executive officers. If we were to lose the services of members of our senior management team, our business could be adversely affected.



     Our ability to execute our business strategy is dependent on our ability to attract and retain a staff of qualified underwriters and service personnel. We do not currently maintain key man life insurance policies with respect to any of our employees.



     If we are unable to obtain extensions of work permits for our employees, our business will be adversely affected.



     Under Bermuda law, non-Bermudians may not engage in any gainful occupation in Bermuda without the specific permission of the appropriate government authority. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Substantially all of our officers are working in Bermuda under work permits that will expire over the next three years. The Bermuda government could refuse to extend these work permits. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected as a result.



  REGULATORY CHALLENGES IN THE UNITED STATES OR ELSEWHERE COULD RESULT IN RESTRICTIONS ON OUR ABILITY TO OPERATE.



     Neither Renaissance Reinsurance nor DaVinci is licensed or admitted to do business in any jurisdiction except Bermuda. Renaissance Reinsurance and DaVinci conduct business from their principal offices in Bermuda and do not maintain an office in the United States. Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions, including the United States and various states in the United States. If Renaissance Reinsurance or DaVinci become subject to the insurance laws of any state in the United States, we could face inquiries or challenges to the future operations of these companies.



     Glencoe is an eligible, non-admitted excess and surplus lines insurer in 30 states of the United States and is subject to certain regulatory and reporting requirements of these states. We are in the process of applying for licenses in additional states. Any failure by Glencoe to obtain these licenses could impede its anticipated growth.



     Our growth plans could cause one or more of our subsidiaries to become subject to additional regulation in more numerous jurisdictions. If Renaissance Reinsurance, DaVinci or Glencoe or any of our subsidiaries were to become subject to the laws of a new jurisdiction where that subsidiary is not presently admitted, they may not be in compliance with the laws of the new jurisdiction. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial results and operations.



     We also own four subsidiaries which write insurance in the United States. These subsidiaries are subject to extensive regulation under state statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. Such regulation generally is designed to protect policyholders rather than investors, and relates to such matters as rate setting; limitations on dividends and transactions with affiliates; solvency standards which must be met and maintained; the licensing of insurers and their agents; the examination of the affairs of insurance companies, which includes periodic market conduct examinations by the regulatory authorities; annual and other reports, prepared on a statutory accounting basis; establishment and maintenance of reserves for unearned premiums and losses; and requirements regarding numerous other matters. We could be required to allocate considerable time and resources to comply with these requirements, and could be adversely affected if a regulatory authority believed we had failed to comply with applicable law or regulation.



  RENAISSANCE REINSURANCE AND DAVINCI ARE NOT LICENSED OR ADMITTED IN THE UNITED STATES.



     Renaissance Reinsurance and DaVinci are registered Bermuda insurance companies and are not licensed or admitted as insurers in any jurisdiction in the United States. Because jurisdictions in the United States do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless security is posted, Renaissance Reinsurance's and DaVinci's contracts generally require that they post a letter of credit or provide other security after a reinsured reports a claim. In order to post these letters of credit, issuing banks generally require collateral. The non-admitted status of Renaissance Reinsurance and DaVinci could put us at a competitive disadvantage in the future with respect to other reinsurers that are licensed and admitted in U.S. jurisdictions.



  RETROCESSIONAL REINSURANCE MAY BECOME UNAVAILABLE ON ACCEPTABLE TERMS.



     In order to limit the effect of large and multiple losses upon our financial condition, we buy reinsurance for our own account. This type of insurance is known as "retrocessional reinsurance." Our primary insurance companies also buy reinsurance from third parties. A reinsurer's insolvency or inability to make payments under the terms of its reinsurance treaty with us could have a material adverse effect on us.



     From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance, which they consider adequate for their business needs. Following the September 11th tragedy, terms and conditions in the retrocessional market generally became less attractive. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in prior years.



  WE MAY BE ADVERSELY AFFECTED BY FOREIGN CURRENCY FLUCTUATIONS.



     Our functional currency is the U.S. dollar. A portion of our premium is written in currencies other than the U.S. dollar and a portion of our loss reserves are also in non-dollar currencies. Moreover, we maintain a portion of our cash equivalent investments in currencies other than the U.S. dollar. We may, from time to time, experience losses resulting from fluctuations in the values of these foreign currencies, which could adversely affect our operating results.

     SOME ASPECTS OF OUR CORPORATE STRUCTURE MAY DISCOURAGE THIRD PARTY TAKEOVERS AND OTHER TRANSACTIONS OR PREVENT THE REMOVAL OF OUR CURRENT BOARD OF DIRECTORS AND MANAGEMENT.



     Some provisions of our Memorandum of Association and of our Amended and Restated Bye-Laws have the effect of making more difficult or discouraging unsolicited takeover bids from third parties or preventing the removal of our current board of directors and management. In particular, our Bye-Laws prohibit transfers of our capital shares if the transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our shares. The primary purpose of this restriction is to reduce the likelihood that we will be deemed a "controlled foreign corporation" within the meaning of the Internal Revenue Code for U.S. federal tax purposes. However, this limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests.



     In addition, our Bye-Laws provide for:



     - a classified Board, whose size is fixed and whose members may be removed by the shareholders only for cause upon a 66 2/3% vote;



     - restrictions on the ability of shareholders to nominate persons to serve as directors, submit resolutions to a shareholder vote and requisition special general meetings;



     - a large number of authorized but unissued shares which may be issued by the Board without further shareholder action; and



     - a 66 2/3% shareholder vote to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws.



     These Bye-Law provisions make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors, which we believe would generally best serve the interests of our shareholders. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current board of directors and management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.



     We indirectly own DeSoto Insurance Company, DeSoto Prime Insurance Company, and Stonington Insurance Company. Our ownership of U.S. insurance companies such as these can, under applicable state insurance company laws and regulations, delay or impede a change of control of RenaissanceRe. Under applicable Florida and Texas insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the Florida and Texas insurance regulatory authorities.



  INVESTORS MAY HAVE DIFFICULTIES IN SERVING PROCESS OR ENFORCING JUDGMENTS AGAINST US IN THE UNITED STATES.



     We are a Bermuda company. In addition, certain of our officers and directors reside in countries outside the United States. All or a substantial portion of our assets and the assets of these officers and directors are or may be located outside the United States. Investors may have difficulty effecting service of process within the United States on our directors and officers who reside outside the United States or to recover against us or these directors and officers on judgments of United States courts based on civil liabilities provisions of the United States federal securities laws whether or not we appoint an agent in the United States to receive service of process.

                           FORWARD-LOOKING STATEMENTS



     We caution readers regarding certain forward-looking statements contained herein. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential" or words of similar import generally involve forward-looking statements. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be considered as a representation by us or any other person that our objectives or plans will be achieved.


     Numerous factors could cause our actual results to differ materially from those in the forward-looking statements, including the following:


          (1) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates;



          (2) a decrease in the level of demand for our reinsurance or insurance business, or increased competition in the industry;


          (3) the lowering or loss of one of the financial or claims-paying ratings of ours or one or more of our subsidiaries;


          (4) risks associated with implementing our business strategies and initiatives for organic growth, including risks relating to managing that growth;



          (5) acts of terrorism or acts of war;



          (6) slower than anticipated growth in our fee-based operations;



          (7) changes in economic conditions, including interest and currency rate conditions which could affect our investment portfolio;



          (8) uncertainties in our reserving process;



          (9) failure of our reinsurers to honor their obligations;



          (10) extraordinary events affecting our clients, such as bankruptcies and liquidations;



          (11) loss of services of any one of our key executive officers;



          (12) the passage of federal or state legislation subjecting Renaissance Reinsurance to supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate;



          (13) challenges by insurance regulators in the United States to Renaissance Reinsurance's claim of exemption from insurance regulation under current laws;



          (14) a contention by the United States Internal Revenue Service that our Bermuda subsidiaries, including Renaissance Reinsurance, are subject to U.S. taxation; and



          (15) actions of competitors, including industry consolidation, the launch of new entrants and the development of competing financial products.



     The factors listed above should not be construed as exhaustive. Certain of these factors are described in more detail in "Risk Factors" above. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                       RATIO OF EARNINGS TO FIXED CHARGES


                AND PREFERENCE SHARE DIVIDENDS OF RENAISSANCERE



     For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).



                                                                  FISCAL YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                               2001    2000    1999    1998     1997
                                                              ------   -----   -----   -----   ------
Ratio of Earnings to Fixed Charges..........................  12.94x   6.25x   6.53x   5.07x   13.08x
Ratio of Earnings to Combined Fixed Charges and Preference
  Share Dividends...........................................  11.83x   6.25x   6.53x   5.07x   13.08x



     The Capital Trust had no operations during the periods set forth above.



     The ratios for the fiscal year ended December 31, 2001 reflect our issuance of $150,000,000 aggregate principal amount of 7.0% Senior Notes due 2008 in July 2001 and $150,000,000 of Series A Preference Shares in November 2001.



                                USE OF PROCEEDS



     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by RenaissanceRe or the Capital Trust will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.


                       DESCRIPTION OF OUR CAPITAL SHARES

     The following is a summary of certain provisions of our Memorandum of Association and Bye-Laws. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws for complete information regarding the provisions of the Memorandum and Bye-Laws, including the definitions of some of the terms used below. Copies of the Memorandum and Bye-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum and Bye-Laws, such sections or defined terms are incorporated herein by reference.

COMMON SHARES

     Our common shares are listed on the New York Stock Exchange under the symbol "RNR." The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. We have authorized the issuance of 225,000,000 common shares. Approximately 22,600,000 shares were outstanding on December 31, 2001. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or our Memorandum or Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

     A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description.

     Certain shares held by PT Investments Inc., one of our founding investors, consist of our diluted voting class I common shares. Each holder of these diluted voting common shares is entitled to a fixed voting interest in RenaissanceRe of up to 9.9% of all outstanding voting rights attached to the full voting common shares, taking into account the percentage interest in RenaissanceRe represented by full voting common shares owned directly, indirectly, or constructively by the holder within the meaning of Section 958 of the Internal Revenue Code and applicable rules and regulations thereunder. The diluted voting common shares are not listed on the New York Stock Exchange.

     The diluted voting common shares are convertible into an equal number of our full voting common shares on a one-for-one basis at the option of the holder thereof upon two days prior written notice. We have agreed with PT Investments that it is a condition to any transfer of the diluted voting common shares that, immediately following the sale of these shares by PT Investments, they be converted into full voting common shares.

PREFERENCE SHARES

     The Bye-Laws divide our share capital into 225,000,000 common shares and 100,000,000 preference shares. As of December 31, 2001, 6,000,000 of our 8.10%
Series A Preference Shares were outstanding. From time to time, pursuant to the authority granted by the Bye-Laws, our Board may create and issue one or more series of preference shares. The preference shares, upon issuance against full consideration, will be fully paid and nonassessable. The particular rights and preferences of the preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement. Certain terms of the 8.10% Series A Preference Shares are summarized below under "Series A Preference Shares."


     Because the following summary of the terms of preference shares is not complete, you should refer to the Memorandum, the Bye-Laws and any applicable Certificate of Designation, Preferences and Rights or other governing instrument for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws and an applicable Certificate of Designation, Preferences and Rights or other governing instrument, such sections or defined terms are incorporated herein by reference.


     A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

     - the number of shares to be issued and sold and the distinctive designation thereof;

     - the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

     - the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

     - the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

     - the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

     - the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

     - the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

     - the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

     - any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-Laws.

     Subject to the specification of the above terms of preference shares in a supplement to this prospectus, we anticipate that the terms of such preference shares will correspond to those set forth below.

DIVIDENDS

     The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the Bye-Laws, payable on specified dates each year for the respective dividend periods ending on such dates ("dividend periods"), when and as declared by our Board of Directors. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the common shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

     Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

     No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

LIQUIDATION, DISSOLUTION OR WINDING UP

     In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money's worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of common shares.

     It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

     Our consolidation or merger with or into any other corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

REDEMPTION

     Except as otherwise provided with respect to a particular class or series of preference shares, the following general redemption provisions will apply to each class or series of preference shares.

     On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

          (1) to transfer such shares prior to the date fixed for redemption,

          (2) to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and

          (3) on or before the close of business on the fifth day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

     Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the law of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

     In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.

CONVERSION RIGHTS

     Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

     All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the Bye-Laws.


     The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

     Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the Memorandum and the Bye-Laws the basic conversion price per ordinary share for a class or series of preference shares, as fixed by the Board, will be subject to adjustment from time to time as follows:

     - In case RenaissanceRe (1) pays a dividend or makes a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivides or splits the outstanding common shares into a larger number of shares or (3) combines the outstanding common shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

     - In case RenaissanceRe issues to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of RenaissanceRe in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

     - In case RenaissanceRe distributes to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

     For the purpose of any computation under the last clause above, the current market price per common share on any date will be deemed to be the average of the high and low sales prices of the common shares, as reported in the New York Stock Exchange -- Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

     No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation or merger.

     No dividend adjustment with respect to any preference shares or common shares will be made in connection with any conversion.

     Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

     We will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized common shares for the conversion of all shares of all then outstanding classes or series of preference shares which are convertible into common shares.

REISSUANCE OF SHARES

     Any preference shares retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

VOTING RIGHTS

     Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

     Whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series will have the exclusive and special right, voting separately as a class, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.

     Whenever such special voting power of the holders of any class or series of the preference shares has vested, such right may be exercised initially either at an extraordinary meeting of the holders of such class or series of the preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of the holders of any class or series of the preference shares voting separately as a class to elect members of the Board will continue until such time as all dividends accumulated on such class or series of the preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

     At any time when such special voting power has vested in the holders of any class or series of the preference shares as described in the preceding paragraph, our President will, upon the written request of the holders of record of at least 10% of such class or series of the preference shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such class or series of the preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the Bye-Laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 10% of such class or series of the preference shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

     Any holder of such class or series of preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such extraordinary meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.

     At any annual or extraordinary meeting at which the holders of any class or series of the preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such class or series of the preference shares will be required to constitute a quorum of such class or series for the election of any director by the holders of such class or series, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such class or series of the preference shares will not prevent the election of directors other than those to be elected by such class or series of the preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such class or series of the preference shares, voting as a class.

     During any period in which the holders of any class or series of the preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to the Bye-Laws. During such period the directors so elected by the holders of any class or series of the preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such class or series of the preference shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of any class or series of the preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such class or series will terminate.

     Whether or not we are being wound up, the rights attached to any class or series of preference shares may only be varied with the consent in writing of the holders of three-quarters of the issued shares of that class or series, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the shares of that class or series at a separate general meeting in accordance with Section 47(7) of the Companies Act 1981 of Bermuda. The rights attached to any class or series of preference shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with such class or series of the preference shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of preference shares are not entitled to vote on any amalgamation, consolidation, merger or statutory share exchange, except to the extent that such a transaction would vary the rights attached to any class or series of preference shares, in which case any such variation is subject to the approval process described above. Holders of preference shares are not entitled to vote on any sale of all or substantially all of our assets.

     On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

RESTRICTIONS IN EVENT OF DEFAULT IN DIVIDENDS ON PREFERENCE SHARES

     Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

          (1) we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at an extraordinary meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

          (2) we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

          (3) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

PREEMPTIVE RIGHTS

     No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

SERIES A PREFERENCE SHARES

     As of December 31, 2001, 6,000,000 of our 8.10% Series A Preference Shares were outstanding. Certain terms of the Series A Preference Shares are summarized below. A more detailed description of the Series A Preference Shares is set forth in our registration statement filed under the Exchange Act on

Form 8-A on November 16, 2001, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series A Preference Shares.

     Dividends on the Series A Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 8.10% of the liquidation preference per annum. The Series A Preference Shares rank senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. Upon liquidation, the holders of the Series A Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends, if any, to the date of liquidation.

     On or after November 19, 2006, we may redeem the Series A Preference Shares, in whole or in part, at any time, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. At any time prior to November 19, 2006, if we submit to the holders of our common shares a proposal for an amalgamation or submit any proposal for any other matter that, as a result of any changes in Bermuda law after November 14, 2001, requires for its validation or effectuation an affirmative vote of the holders of preference shares at the time outstanding, voting separately as a single class, we have the option to redeem all of the outstanding Series A Preference Shares at a redemption price of $26 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series A Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

     Generally, the holders of the Series A Preference Shares do not have any voting rights. Whenever dividends on the Series A Preference Shares are in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), the holders of the Series A Preference Shares will have the right to elect two directors until such dividend arrearage is eliminated. In addition, certain transactions that would vary the rights of holders of the Series A Preference Shares cannot be made without the approval in writing of the holders of three-quarters of the Series A Preference Shares or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the Series A Preference Shares.

TRANSFER AGENT

     Our registrar and transfer agent for the common shares and the Series A Preference Shares is Mellon Investor Services, L.L.C.

TRANSFER OF SHARES

     Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

          (1) unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer,

          (2) unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained, or

          (3) if the Board determines that such transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our issued shares.

     The primary purpose for the restriction on a holder of our shares from owning or exercising more than 9.9% of the total voting rights of all our shareholders is to reduce the likelihood that we will be continue to be deemed a "controlled foreign corporation" within the meaning of the Internal Revenue Code for U.S. Federal tax purposes. This limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under "Anti-Takeover Effects of Certain Bye-Laws Provisions."

     If the Board refuses to register any transfer of shares, our Secretary shall send notice of such refusal to the transferor and transferee within 10 days of the date on which the transfer was lodged with us.

     Our Bermuda counsel has advised us that while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. The transferor of such shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on our register of members.


ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS



     Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. Our directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current board of directors and management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.


     In addition to those provisions of the Bye-Laws discussed above under "Transfers of Shares," set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS


     Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors (although the incumbent Board may increase its size to eleven members). In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors and only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid up share capital is timely submitted.



     We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.



     Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

     Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

     - nominate persons to serve as directors;

     - submit resolutions to the vote of shareholders at an annual or special general meeting; and

     - to requisition special general meetings.


     Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include the giving of written notice, specify information that must be provided in connection with the notice or in relation to the requested action, provide that action must be taken within specified time periods, and require a minimum number of holders to act.


     These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS


     Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.


AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

     We have available for issuance a large number of authorized but unissued shares. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make more difficult a change in our control. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

     Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

                      DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

     We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

     The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).


     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.


     Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

     The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

     Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERENCE SHARES

     Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

     The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and Bankers Trust Company, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under a subordinated indenture between us and Bankers Trust Company, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, we may issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust. These junior subordinated debt securities would be issued under a separate junior subordinated indenture between us and Bankers Trust Company, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture, the subordinated indenture and the junior subordinated indenture are sometimes referred to herein collectively as the "indentures" and each individually as an "indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.


     Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to a indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to the Capital Trust.

GENERAL

     The indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) The indentures do not limit the amount of other Indebtedness (as defined below) or the debt securities, other than certain secured Indebtedness as described below, which we or our subsidiaries may issue.

     Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.


     Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.


     In the event our junior subordinated debt securities are issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust.

     The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

     - the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

     - the aggregate principal amount of such debt securities and any limit upon such principal amount;

     - the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

     - the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

     - the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

     - the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

     - whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

     - whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

     - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;


     - whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;


     - if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

     - if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

     - whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

     - any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

     - whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

     - whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

     - in the case of junior subordinated debt securities issued to the Capital Trust, the terms and conditions of any obligation or right of ours or the Capital Trust to convert or exchange such subordinated debt securities into preferred securities of that trust;

     - in the case of junior subordinated debt securities issued to the Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of the Capital Trust;

     - in the case of the subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

     - any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

     - whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such debt securities;

     - whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

     - any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.1)

     We will have the ability under the indentures to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

     Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7, 10.2 and 11.6)

     Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5) We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)

     Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.



     The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.



     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.


     We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

     Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "-- Covenants Applicable to the Senior Debt Securities -- Limitation on Liens on Stock of Designated Subsidiaries," the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE


     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, the Memorandum and the Bye-Laws.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS



     Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) in the case of (1) above, such Person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met.



EVENTS OF DEFAULT



     Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):



          (1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;



          (2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;



          (3) default in the performance, or breach, of any covenant or warranty of ours contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such indenture;



          (4) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness for borrowed money (other than Indebtedness which is non-recourse to us) happens and consists of default in the payment of more than $100,000,000 in principal amount of such Indebtedness when due (after giving effect to any applicable grace period), and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;



          (5) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

          (6) certain events relating to our bankruptcy, insolvency or reorganization.



     If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.



     Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as our Board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in clause (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs.



     If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.



MODIFICATION AND WAIVER



     We and the trustee may modify or amend either indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,



     - change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,



     - reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,



     - change our obligation to pay additional amounts with respect to any debt security,


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


     - change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase any debt security at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of any affected debt security,



     - change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, any debt security is payable,



     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),



     - reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,



     - reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture,



     - modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,



     - make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms,



     - modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or



     - modify any of the above provisions.



     In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.



     We and the trustee may modify or amend either indenture and debt securities of any series without the consent of any holder in order to, among other things:



     - provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;



     - add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;



     - provide for a successor trustee with respect to debt securities of all or any series;



     - cure any ambiguity or correct or supplement any provision in either indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either indenture which will not adversely affect the interests of the holders of debt securities of any series;



     - change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under either indenture;



     - add any additional Events of Default with respect to all or any series of debt securities;



     - provide for conversion or exchange rights of the holders of any series of debt securities; or



     - make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.1)


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


     The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 10.8) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)



     Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under that indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.9)



DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE



     We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 4.1)



     Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to
Section 3.1 thereof, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date. (Section 4.2)



     Such a trust may only be established if, among other things:



          (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound,



          (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

          (3) with respect to registered securities and any bearer securities for which the place of payment is within the United States, we have delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture, and



          (4) with respect to defeasance, we have delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over our other creditors. (Section 4.2)



     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)



     "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and
(2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)



     If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,
(1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on
(a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)



     "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)


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


     In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.



REDEMPTION



     Unless otherwise described in a prospectus supplement, relating to any debt securities, other than as described under "-- Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust," we may at our option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.



     Except as otherwise provided in the related prospectus supplement, in the case of any series of subordinated debt securities issued to the Capital Trust, if an Investment Company Event or a Tax Event (each, a "special event") shall occur and be continuing, we may, at our option, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the special event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the junior subordinated indenture)



     For purposes of the junior subordinated indenture, "Investment Company Event" means, in respect of a Capital Trust, the receipt by the Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the Capital Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Capital Trust. (Section
1.1 of the junior subordinated indenture)



     "Tax Event" means, in respect of the Capital Trust, the receipt by the Capital Trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Capital Trust, there is more than an insubstantial risk that (i) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of subordinated debt securities, (ii) interest payable by us on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes or (iii) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 1.1 of the junior subordinated indenture)

     Unless otherwise described in a prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest we will cease to accrue on the subordinated debt securities or portions thereof called for redemption.


GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

     Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     The indentures provide that if:

          (1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice,

          (2) we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect or

          (3) an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

     Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

     We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by
(x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

     We will not be required to pay any additional amounts for or on account of:

          (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
     (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

          (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (4) any combination of items (1), (2) and (3).

     In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4)


NEW YORK LAW TO GOVERN



     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.



          CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES



LIMITATION ON LIENS ON STOCK OF DESIGNATED SUBSIDIARIES



     Under the senior indenture, we will covenant that, so long as any senior debt securities are outstanding, we will not, nor will we permit any Subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the senior debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the senior debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 10.5 of the senior indenture)



     For purposes of the senior indenture, "capital stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity. (Section 1.1 of the senior indenture)



     The term "Designated Subsidiary" means any present or future consolidated Subsidiary of ours, the consolidated net worth of which constitutes at least 10% of our consolidated net worth. As of December 31, 2001, our only Designated Subsidiary was Renaissance Reinsurance Ltd. (Section 1.1 of the senior indenture)



     The term "Indebtedness" means, with respect to any Person:



          (1) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;



          (2) all Capitalized Lease Obligations of such Person;



          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);



          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);



          (5) all obligations of the type referred to in clauses (1) through (4) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise;



          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and



          (7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above. (Section 1.1)



LIMITATIONS ON DISPOSITION OF STOCK OF DESIGNATED SUBSIDIARIES



     The senior indenture also provides that, so long as any senior debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that
(1) any issuance, sale, assignment, transfer or other disposition permitted by us may only be made for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.



     Notwithstanding the foregoing, (1) we may merge or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 70%, and (2) we may, subject to the provisions described under "Consolidation, Amalgamation, Merger and Sale of Assets" above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith. (Section 10.6 of the senior indenture)



         CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES


SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES


     The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. (Section 16.1 of the subordinated indenture). As of April 5, 2002, we had an aggregate of $183,500,000 of outstanding Senior Indebtedness. None of our debt is secured. In the event of:


          (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or

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

          (2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

          (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours, then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the subordinated indenture)

     By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

     Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full. (Section 16.4 of the subordinated indenture)

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of the subordinated indenture)

     The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

     The term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except:

          (1) the subordinated debt securities,

          (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities,

          (3) Indebtedness of ours to an Affiliate of ours,

          (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws,

          (5) trade accounts payable, and

          (6) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of the Trust Preferred Securities" below.

     Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indenture)

     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

               CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT
                     SECURITIES ISSUED TO THE CAPITAL TRUST

OPTION TO EXTEND INTEREST PAYMENT DATE


     Unless provided otherwise in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an "extension period"), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement. (Section 3.11 of the junior subordinated indenture).


OPTION TO EXTEND MATURITY DATE

     Unless provided otherwise in the related prospectus supplement, we will have the right to:

          (1) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Capital Trust upon the liquidation of the Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of the Capital Trust, or

          (2) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (1) we are not in bankruptcy, otherwise insolvent or in liquidation, (2) we have not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued,

          (3) the Capital Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated,

          (4) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization, and

          (5) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

     If we exercise our right to liquidate the Capital Trust and exchange the junior subordinated debt securities for the preferred securities of the Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Capital Trust. (Section 3.14 of the junior subordinated indenture)

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

PAYMENT OF ADDITIONAL AMOUNTS

     If junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust provide for the payment by us of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we will pay to the holder of any such debt security such additional amounts as provided in the related junior subordinated indenture. (Section 10.4 of the junior subordinated indenture)

CERTAIN COVENANTS

     We will covenant, as to each series of our junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, that we will not, and will not permit any of our Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding capital stock or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the junior subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any Subsidiary of ours if such guarantee ranks junior in interest to the junior subordinated debt securities of such series (other than (a) dividends or distributions in our common shares, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future,
(c) payments under any preferred securities guarantee of ours and (d) purchases of common shares related to the issuance of common shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we have actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable junior subordinated indenture and (B) in respect of which we shall not have taken reasonable steps to cure, (ii) we shall be in default with respect to our payment of obligations under the preferred securities guarantee relating to such preferred securities or (iii) we shall have given notice of our election to begin an Extension Period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. (Section 10.10 of the junior subordinated indenture)

     In the event our junior subordinated debt securities are issued to the Capital Trust in connection with the issuance of preferred securities and common securities of the Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, we will also covenant:

          (1) to maintain directly or indirectly 100% ownership of the common securities of the Capital Trust; provided, however, that any permitted successor of ours under the applicable junior subordinated indenture may succeed to our ownership of such common securities,

          (2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of our junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Capital Trust, the redemption of all of the preferred securities and common securities of the Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Capital Trust, and

          (3) to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause the Capital Trust to remain classified as a grantor trust for United States Federal income tax purposes. (Section
     10.12 of the junior subordinated indenture)

EVENTS OF DEFAULT

     If an Event of Default with respect to a series of junior subordinated debt securities issued to the Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Capital Trust may institute a legal proceeding directly against us, which we refer to in this prospectus as a "Direct Action," for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. We may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the preferred securities of such trust. If the right to bring a Direct Action is removed, the Capital Trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us, in connection with a Direct Action. (Section 3.12 of the junior subordinated indenture) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

     The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See "Description of the Trust Preferred Securities -- Events of Default; Notice." (Section 5.8 of the trust-issued subordinated indenture)


                       INFORMATION CONCERNING THE TRUSTEE



     We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with Bankers Trust Company and its affiliates in the ordinary course of business.



     Under each indenture, Bankers Trust Company is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.


                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                       COMMON SHARES OR PREFERENCE SHARES


     The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.


GENERAL

     The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

     - the offering price, if any;

     - the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

     - if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

     - the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

     - the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

     - a discussion of certain U.S. federal income tax considerations;


     - the call provisions, if any;

     - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     - the antidilution provisions of the share warrants; and

     - any other terms of the share warrants.

     The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

     Stock warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder's election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

     The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

     Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

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

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

     The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

GENERAL

     The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

     - the offering price, if any;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

     - if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

     - the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;


     - a discussion of certain U.S. federal income tax considerations;


     - whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

     - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     - the antidilution provisions of the debt warrants; and

     - any other terms of the debt warrants.

     Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

     Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

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

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The Capital Trust will be governed by the terms of the restated trust agreement. Under the restated trust agreement of the Capital Trust, the Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities purchased by the Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued to the Capital Trust will be guaranteed by us on a subordinated basis and are referred to as the "corresponding junior subordinated debt securities" relating to the Capital Trust. See "Use of Proceeds."


     The following summary sets forth the material terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and of the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference.


ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

     Under the terms of the restated trust agreement for the Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of the Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the Capital Trust except as described under "-- Subordination of Common Securities." The Property Trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the Capital Trust are collectively referred to as the "trust securities" of the Capital Trust.

     We will issue a guarantee agreement for the benefit of the holders of the Capital Trust's preferred securities (the "preferred securities guarantee" for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the Capital Trust has funds on hand to make such payments. See "Description of the Trust Preferred Securities Guarantee."

DISTRIBUTIONS

     Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a "distribution date"). (Section 4.1) A "Business Day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property

Trustee or the trustee for the corresponding junior subordinated debt securities is closed for business. (Section 1.1)

     Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1) References to "distributions" include any such additional distributions unless otherwise stated.

     If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See "Description of the Debt Securities -- Option to Extend Interest Payment Date." As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period. (Section 4.1)

     The funds of the Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under "Description of the Trust Preferred Securities Guarantee."

     Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the Capital Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be fifteen (15) Business Days prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under "Global Preferred Securities." In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

REDEMPTION OR EXCHANGE

     Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by the Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the Property Trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the "redemption price"). (Section 4.2) If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

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

     We will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under "Description of the Debt Securities -- Redemption," or (2) as may be otherwise specified in the applicable prospectus supplement.

     Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the Capital Trust shall occur and be continuing, we have the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we have the right to dissolve the Capital Trust and after satisfaction of the liabilities of creditors of the Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If we do not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Capital Trust has become subject as a result of a Tax Event. (Section 1.1)

     Except with respect to certain other circumstances, on and after the date on which junior subordinated debentures are distributed to holders of Trust Preferred Securities in connection with the dissolution and liquidation of the Capital Trust as a result of an early termination event:

          (1) the trust securities will no longer be deemed to be outstanding,

          (2) certificates representing a like amount of junior subordinated debt will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange,

          (3) we will use our reasonable efforts to have the junior subordinated debt listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization as the trust preferred securities are then listed or traded,

          (4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt, accruing interest at the rate provided for in the junior subordinated debt from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt) and


          (5) all rights of security holders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt upon surrender of trust securities certificates. (Section 9.4(d))


     An early termination event, within the meaning of this section, means (1) the occurrence of our dissolution or bankruptcy event, (2) the direction of the property trustee to dissolve the trust and exchange the trust securities for junior subordinated debt, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt or (4) a court order to dissolve the Capital Trust.

     There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on

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dissolution and liquidation of the Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

     Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the Capital Trust has funds on hand available for the payment of such redemption price. See also
"-- Subordination of Common Securities."

     If the Capital Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital Trust or by us pursuant to the preferred securities guarantee as described under "Description of the Trust Preferred Securities Guarantee," distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.


     Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.


     Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be fifteen (15) Business Days prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

     If less than all of the preferred securities and common securities issued by the Capital Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to

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

be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each we default in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption. (Section 4.2)

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, the Capital Trust's preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the Capital Trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Capital Trust's outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Capital Trust's outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Trust's preferred securities then due and payable.

     In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the Capital Trust's common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust's common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.3)

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF THE CAPITAL TRUST

     Pursuant to the restated trust agreement, the Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

          (1) certain events of our bankruptcy, dissolution or liquidation;

          (2) the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, as Depositor, have given written direction to the Property Trustee to dissolve the Capital Trust (which direction is optional and wholly within our discretion, as Depositor);

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

          (3) the redemption of all of the Capital Trust's trust securities in connection with the redemption of all the junior subordinated debt; or

          (4) the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction. (Section 9.2)

     If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of the Capital Trust, the Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of the Capital Trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see "Description of the Debt Securities -- Events of Default"); or

          (2) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (3) default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable; or

          (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Capital Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Capital Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the Capital Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such restated trust agreement; or

          (5) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the holder of the common securities of the Capital Trust to appoint a successor Property Trustee within 60 days thereof. (Section 1.1)

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the

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

Capital Trust's preferred securities, the Administrative Trustees and to us, as Depositor, unless such Event of Default shall have been cured or waived. We, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement. (Sections 8.15 and 8.16)

     If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the Capital Trust as described above. See "-- Liquidation Distribution Upon Dissolution of Capital Trust." The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF CAPITAL TRUSTEES

     Unless an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement. (Section 8.10)

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of the Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.9)

MERGER OR CONSOLIDATION OF CAPITAL TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital Trustee shall be a party shall be the successor of the Capital Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section 8.12)

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE CAPITAL TRUST

     The Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of the Capital Trust." The Capital Trust may, at our request, with the consent of only the Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert

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

into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

          (1) such successor entity either (a) expressly assumes all of the obligations of the Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

          (2) we expressly appoint a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities,

          (3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any,

          (4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization,

          (5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect,

          (6) such successor entity has a purpose substantially identical to that of the Capital Trust,

          (7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the Capital Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act, and

          (8) we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

     Notwithstanding the foregoing, the Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Capital Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes. (Section 9.5)

VOTING AND PREEMPTIVE RIGHTS

     Except as provided below and under "Description of the Trust Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

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AMENDMENT OF RESTATED TRUST AGREEMENTS

     Each restated trust agreement may be amended from time to time by us and the Capital Trustees, without the consent of the holders of the trust securities:

          (1) to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or


          (2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an "investment company" under the Investment Company Act;


provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the Capital Trust.


     Each restated trust agreement may be amended by us and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust's status as a grantor trust for U.S. federal income tax purposes or the Capital Trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:


          (1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

          (2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

     So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

          (1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities,

          (2) waive any past default that is waivable under Section 5.13 of the subordinated indenture (as described in "Description of the Debt Securities -- Modification and Waiver"),

          (3) exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable, or

          (4) consent to any amendment, modification or termination of the subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

     However, where a consent under the subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding preferred securities. The Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property

Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the Capital Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Trust will not be classified as a corporation for United States Federal income tax purposes on account of such action. (Section 6.1)

     Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement. (Sections 6.2, 6.3 and 6.6)

     No vote or consent of the holders of preferred securities will be required for the Capital Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the Capital Trustees or any affiliate of ours or any Capital Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The preferred securities of the Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

     The specific terms of the depositary arrangement with respect to the preferred securities of the Capital Trust will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or by us if such preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

     So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the restated trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the restated trust agreement.

     Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of RenaissanceRe, the Property Trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing the Capital Trust's preferred securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

     Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of the Capital Trust will provide that (1) if we advise the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we at our option advise the Capital Trustees in writing that we elect to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

     Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the Capital Trust's preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Capital Trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee and any copaying agent chosen by the Property Trustee and acceptable to us and the Administrative Trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to us and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and us) to act as paying agent. (Section 5.9)

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the preferred securities.

     Registration of transfers of preferred securities will be effected without charge by or on behalf of the Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by us. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in such a way that the Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as our indebtedness for United States Federal income tax purposes. In this connection, we and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Trust or each restated trust agreement, that we and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

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

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     Concurrently with any issuance by the Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. Bankers Trust Company will act as indenture trustee ("Guarantee Trustee") under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.


     The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference. Reference in this summary to preferred securities means the Capital Trust's preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the Capital Trust's preferred securities.


GENERAL

     We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Capital Trust (the "Guarantee Payments"), will be subject to the preferred securities guarantee:

          (1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the Capital Trust has funds on hand available for payment at such time,

          (2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Capital Trust has funds on hand available for payment at such time, and

          (3) upon a voluntary or involuntary dissolution, winding up or liquidation of the Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent the Capital Trust has funds available for payment at such time and (b) the amount of assets of the Capital Trust remaining available for distribution to holders of preferred securities.

     Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the Capital Trust to pay such amounts to such holders. (Section 5.1)


     Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the Capital Trust's payment obligations under the preferred securities, but will apply only to the extent that the Capital Trust has funds sufficient to make such payments. (Section 5.1, 6.2) Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. (Section 5.5). As of April 5, 2002, there was an aggregate of $183,500,000 of our Senior Indebtedness outstanding to which the preferred securities guarantees would be subordinated.


     If we do not make interest payments on the corresponding junior subordinated debt securities held by the Capital Trust, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate

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


and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See "-- Status of the Preferred Securities Guarantees."


     Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

     Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust's obligations under the preferred securities. See "The Capital Trust," "Description of the Trust Preferred Securities," and "Description of the Debt Securities."

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms. (Section 6.2)

     Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity (Section 5.4). Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

PAYMENT OF ADDITIONAL AMOUNTS

     We will make all Guarantee Payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political

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

subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the related preferred securities such additional amounts as may be necessary so that every Guarantee Payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

     We will not be required to pay any additional amounts for or on account of:

          (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
     (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under such preferred securities guarantee, (b) presented such preferred security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such preferred security could not have been presented for payment elsewhere, or (c) presented such preferred security for payment more than 30 days after the date on which the payment in respect of such preferred security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such preferred security for payment on any day within that 30-day period;

          (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such preferred security to comply with any reasonable request by us or the Capital Trust addressed to the holder within 90 days of such request
     (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (4) any combination of items 1, 2 and 3. (Section 5.8)

     In addition, we will not pay any additional amounts with respect to the preferred securities guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such preferred security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the preferred securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2). All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

EVENTS OF DEFAULT

     An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate

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

liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee. (Section 5.4)

     If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the Capital Trust, the Guarantee Trustee or any other person or entity. (Section 5.4)

     We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee. (Section 2.4)

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1). Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section 3.2)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

NEW YORK LAW TO GOVERN

     Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state. (Section 8.5)

THE EXPENSE AGREEMENT

     Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of the preferred securities or other similar interests in the Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

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

                  DESCRIPTION OF THE SHARE PURCHASE CONTRACTS
                          AND THE SHARE PURCHASE UNITS


     We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder's obligations to purchase the shares under the share purchase contracts, either:


          (1) senior debt securities or our subordinated debt securities,

          (2) debt obligations of third parties, including U.S. Treasury securities, or

          (3) preferred securities of the Capital Trust.


     The applicable prospectus supplement will specify the securities that will secure the holder's obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders' obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.


     The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.


     The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.



     Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.



                           CERTAIN TAX CONSIDERATIONS



     The following discussion of our taxation and of the taxation of our shareholders is based (i) upon the opinion of Conyers Dill & Pearman, Hamilton, Bermuda, with respect to the matters discussed under "Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance and Glencoe -- Bermuda" and "Taxation of Shareholders -- Bermuda Taxation" and (ii) upon the opinion of Willkie Farr & Gallagher, New York, New York, with respect to the matters discussed under "Taxation of RenaissanceRe Holdings Ltd., Renaissance Reinsurance and
Glencoe -- United States" and "Taxation of Shareholders -- United States Taxation of U.S. and Non-U.S. Shareholders." The opinions of these firms do not address, and do not include, opinions as to whether we have, or Renaissance Reinsurance or Glencoe has, a permanent establishment in the United States, any factual or accounting matters, determinations or conclusions such as to whether we, Renaissance Reinsurance or Glencoe is engaged in a U.S. trade or business, Related

Person Insurance Income (RPII) amounts and computations and components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to our business or activities, and the business or activities of Renaissance Reinsurance or Glencoe, all of which are matters and information determined and provided by us. The following discussion is based upon current law and describes the material U.S. federal and Bermuda tax consequences at the date of this prospectus and is for general information only. The tax treatment of a holder of preference shares or common shares, or a person treated as a holder of preference shares or common shares for U.S. federal income, state, local or non-U.S. tax purposes may vary depending on the holder's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of preference shares or common shares. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNING PREFERENCE SHARES.



TAXATION OF RENAISSANCERE HOLDINGS LTD., RENAISSANCE REINSURANCE AND GLENCOE



     BERMUDA



     We, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe have each received from the Minister of Finance of Bermuda an assurance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to us, Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe or to any of our operations or the shares, debentures or other obligations of us, Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe until March 28, 2016. These assurances are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the land leased to Renaissance Reinsurance, Top Layer Re, DaVinci or Glencoe. We, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe are required to pay certain annual Bermuda government fees. Additionally, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe are required to pay certain insurance registration fees as an insurer under the Insurance Act. Under rates in effect as of April 5, 2002, Renaissance Reinsurance, Top Layer Re, DaVinci and Glencoe pay total government and insurance fees of $32,445, $6,260, $23,225 and $8,235 per year, respectively. Currently there is no Bermuda withholding tax on dividends that may be paid by Renaissance Reinsurance, Top Layer Re, Da Vinci or Glencoe to us.



     UNITED STATES



     We believe that, to date, we, Renaissance Reinsurance and Glencoe have operated and, in the future, will continue to operate our or their businesses in a manner that will not cause any of us or them to be treated as being engaged in a U.S. trade or business. On this basis, we do not expect, nor do we expect Renaissance Reinsurance or Glencoe to be required to pay U.S. corporate income tax. However, whether a corporation is engaged in a U.S. trade or business is considered a factual question. Because there are no definitive standards provided by the U.S. Internal Revenue Code, existing or proposed regulations thereunder or judicial precedent, and as the determination is inherently factual and not a legal issue on which counsel can opine, there is considerable uncertainty as to activities that constitute being engaged in a U.S. trade or business. As a result, there can be no assurance that the U.S. Internal Revenue Service (IRS) could not successfully contend that we, Renaissance Reinsurance or Glencoe is engaged in such a trade or business.



     If the IRS so contended, we would be subject to U.S. corporate income tax on that portion of our net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax, or Renaissance Reinsurance or Glencoe, unless exempted from tax by the income tax treaty between the United States and Bermuda, discussed below, would be subject to U.S. corporate income tax on that portion of its respective net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. The U.S. corporate income tax is currently imposed at the rate of 35% on net corporate profits and the U.S. corporate branch profits tax is imposed at the rate of 30% on a corporation's after-tax profits deemed distributed as a dividend.



     Even though we will take the position that we, Renaissance Reinsurance and Glencoe are not engaged in U.S. trades or businesses, Renaissance Reinsurance and Glencoe have filed and intend to continue to file U.S. federal income tax returns to avoid having all deductions disallowed in the event that either Renaissance Reinsurance or Glencoe were held to be engaged in a U.S. trade or business. In addition, filing U.S. tax returns will allow Renaissance Reinsurance and Glencoe to claim benefits under the income tax treaty without penalty.



     Even if the IRS were to contend successfully that Renaissance Reinsurance or Glencoe was engaged in a U.S. trade or business, the United States-Bermuda income tax treaty could preclude the United States from taxing Renaissance Reinsurance or Glencoe on its net premium income, except to the extent that such income were attributable to a permanent establishment maintained by Renaissance Reinsurance or Glencoe in the United States. Although we believe that neither Renaissance Reinsurance nor Glencoe has a permanent establishment in the United States, we cannot assure you that the IRS will not successfully contend that either of them has such a permanent establishment and therefore is subject to taxation. In addition, benefits of the income tax treaty are only available to Renaissance Reinsurance and Glencoe if more than 50% of their shares is beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Although we believe we meet and we will attempt to monitor compliance with this beneficial ownership test, there can be no assurance that the beneficial ownership test will continue to be satisfied or that we will be able to establish its satisfaction to the IRS. Furthermore, income tax treaty benefits will also not be available if the income of Renaissance Reinsurance or Glencoe is used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are neither residents of the United States or Bermuda nor U.S. citizens. This limitation could apply if premiums paid for ceded reinsurance by Renaissance Reinsurance or Glencoe to persons who are neither residents of the United States or Bermuda nor U.S. citizens exceed 50% of gross premiums received by Renaissance Reinsurance or Glencoe. We believe that this limitation also will not apply, but there can be no assurance that this will be so in the future. Finally, it should be noted that although the income tax treaty (assuming the limitations previously discussed do not apply) clearly applies to premium income, it is uncertain whether the income tax treaty applies to other income such as investment income.



     If Renaissance Reinsurance or Glencoe were considered to be engaged in a U.S. trade or business and were held not to be entitled to the benefits of the permanent establishment clause of the income tax treaty or RenaissanceRe were considered to be engaged in a U.S. trade or business, and, thus, subject to U.S. income taxation, our results of operations and cash flows could be materially adversely affected.



     U.S. Internal Revenue Code section 842 requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by Renaissance Reinsurance or Glencoe. If Renaissance Reinsurance or Glencoe is considered to be engaged in the conduct of an insurance business in the United States and such company (i) is not entitled to the benefits of the income tax treaty in general (because we fail to satisfy one of the limitations on treaty benefits discussed above) or (ii) is entitled to the benefits of the income tax treaty in general, but the income tax treaty is interpreted not to apply to investment income, then section 842 could subject a significant portion of the investment income of such company to U.S. income tax.



     The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. Insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located outside the United States should not be subject to this excise tax. The rate of tax currently applicable to reinsurance premiums paid to foreign reinsurers such as Renaissance Reinsurance, with respect to risks located in the United States, is

1% of gross premiums. Congress has in the past, however, considered legislation that would increase the excise tax rate on reinsurance premiums paid to foreign reinsurers to 4%. Although no such legislation has to date been enacted, hearings on the subject were held in 1993, and it is uncertain whether, or in what form, such legislation may ultimately be enacted. The rate of tax currently applicable to insurance premiums paid to foreign insurers such as Glencoe with respect to risks located in the United States is 4% of gross premiums.



TAXATION OF SHAREHOLDERS



     BERMUDA TAXATION



     Currently, there is no Bermuda withholding tax on dividends paid by us.



     UNITED STATES TAXATION OF U.S. AND NON-U.S. SHAREHOLDERS



     Classification of Renaissance Reinsurance and Glencoe as non-CFCs. Although Renaissance Reinsurance and Glencoe were classified as "controlled foreign corporations" ("CFCs") in prior years, we believe that they no longer meet the requirements for such classification. Further, our Amended and Restated Bye-Laws contain certain "Excess Share" provisions, which are designed to prevent any person (other than certain of our founding institutional shareholders) from becoming a 10% shareholder, and, accordingly, reduce the likelihood that we may be deemed to be a CFC in the future. However, there can be no assurance that such provisions will operate as intended.



     Each prospective investor should consult its own tax advisor to determine whether its ownership interest in us would cause it to become a 10% shareholder of us, Renaissance Reinsurance and Glencoe or of any subsidiary that may be created by us or Renaissance Reinsurance and to determine the impact of such a classification of such investor.



     Related Person Insurance Income ("RPII") Rules. Certain special subpart F provisions of the U.S. Internal Revenue Code will apply to persons who, through their ownership of our preference and common shares, are indirect shareholders of Renaissance Reinsurance or Glencoe if both (A) 25% or more of the value or voting power of the shares of Renaissance Reinsurance or Glencoe is owned or deemed owned (directly or indirectly through foreign entities) by U.S. persons, as is expected to be the case after this offering; and (B)(i) 20% or more of either the voting power or the value of the shares of Renaissance Reinsurance or Glencoe is owned directly or indirectly by U.S. persons or persons related to them who are insured or reinsured by Renaissance Reinsurance or Glencoe; and
(ii) Renaissance Reinsurance or Glencoe has RPII, determined on a gross basis, equal to 20% or more of its gross insurance income. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of (i) the risk of any U.S. person who owns shares of Renaissance Reinsurance or Glencoe (directly or indirectly through foreign entities) or (ii) the risk of a person related to such a U.S. person.



     Renaissance Reinsurance or Glencoe may be considered to indirectly reinsure the risk of a holder of shares that is a U.S. person, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with Renaissance Reinsurance or Glencoe.



     We do not expect Renaissance Reinsurance or Glencoe, respectively, to knowingly enter into reinsurance or insurance arrangements where the ultimate risk insured is that of a holder of shares that is a U.S. person or person related to such a U.S. person. It is possible that Treasury Regulations of the U.S. Internal Revenue Code might be adopted clarifying that the indirect reinsurance described in the preceding paragraph constitutes RPII only if the unrelated insurer is fronting for a reinsurer in which the insured (or a person related to the insured) owns shares. Absent adoption of such Treasury Regulations or other authority, there can be no assurance that the IRS will not require a holder of shares that is a U.S. person or person related to such a U.S. person to demonstrate that we have not indirectly (albeit unknowingly) reinsured risks of such a shareholder. If the IRS requires a shareholder that is a U.S. person or person related to such a U.S. person to demonstrate that the risks reinsured by us were not risks of related parties, while we will cooperate in providing information regarding our shareholders and the insurance and reinsurance arrangements of Renaissance Reinsurance and Glencoe, we may not be in a position to identify the names of many of our shareholders or the names of the persons whose risks we indirectly reinsure. Therefore, each prospective investor should consult with his own tax advisor to evaluate the risk that the IRS would take this position and the tax consequences that might arise.



     Notwithstanding the foregoing discussion, it is anticipated (although not assured) that less than 20% of the gross insurance income of Renaissance Reinsurance or Glencoe for any taxable year will constitute RPII. However, there can be no assurance that the IRS will not assert that 20% or more of the income of Renaissance Reinsurance or Glencoe constitutes RPII or that a taxpayer will be able to meet its burden of proving otherwise. If 20% or more of the gross insurance income of Renaissance Reinsurance or Glencoe for any taxable year constitutes RPII and 20% or more of the voting power or value of the stock of Renaissance Reinsurance or Glencoe is held, directly or indirectly, by U.S. insureds or reinsureds or by persons related thereto, each direct and indirect U.S. holder of our preference shares and common shares will be taxable currently on its allocable share of the RPII of Renaissance Reinsurance or Glencoe. In that case, RPII will be taxable to each U.S. holder of our preference shares and common shares regardless of whether such holder is a U.S. shareholder and regardless of whether such holder is an insured or related to an insured. For this purpose, all of the RPII of Renaissance Reinsurance or Glencoe would be allocated solely to U.S. holders, but not in excess of a holder's ratable share, based on the extent of its interest in us, of the total income of Renaissance Reinsurance or Glencoe.



     Under proposed Treasury Regulations, RPII that is taxed to a U.S. holder will increase such holder's tax basis in the shares to which it is allocable. Dividends distributed by Renaissance Reinsurance or Glencoe to us and by us to U.S. persons who are not U.S. shareholders will, under such regulations, be deemed to come first out of taxed RPII and to that extent will not constitute income to the holder. This will be the result whether the dividend is distributed in the same year in which the RPII is taxed or a later year. The untaxed dividend will decrease the holder's tax basis in such holder's of common shares or preference shares as well.



     Computation of RPII. In an effort to determine how much RPII Renaissance Reinsurance and Glencoe have earned in each fiscal year, we monitor the percentage of gross premiums that are received by Renaissance Reinsurance and Glencoe from U.S. persons and persons related to U.S. persons. Beyond that, we will use our reasonable best efforts to secure such additional information relevant to determining the amount of such income that is RPII as we believe advisable, but there can be no assurance that such information will be sufficient to enable a holder of preference shares or common shares to clearly establish such amount. For any year that we determine that the gross RPII of Renaissance Reinsurance or Glencoe is 20% or more of our gross insurance income for the year, we may also seek information from our shareholders as to whether beneficial owners of our preference shares and common shares at the end of the year are U.S. persons, so that RPII may be apportioned among such persons. To the extent we are unable to determine whether a beneficial owner of shares is a U.S. person, we may assume that such owner is not a U.S. person for purposes of apportioning RPII, thereby increasing the per share RPII amount for all known U.S. holders of our preference shares and common shares.



     Disposition of Preference Shares and Common Shares by U.S. Persons Generally. U.S. persons will, upon the sale or exchange of preference shares or common shares, generally recognize gain or loss for federal income tax purposes equal to the excess of the amount realized upon such sale or exchange over such person's U.S. federal income tax basis for the shares disposed. Different rules would apply if Renaissance Reinsurance or Glencoe were classified as CFC's.



     Section 953(c)(7)of the U.S. Internal Revenue Code generally provides that
Section 1248 also will apply to the sale or exchange by a U.S. shareholder of shares in a foreign corporation is characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the U.S. shareholder is a 10% U.S. shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception. Although existing Treasury Department regulations do not address the question, proposed Treasury Regulations issued in April 1991 create some ambiguity as to whether Section 1248 and the requirement to file Form 5471 would apply when the foreign corporation (such as us) has a foreign insurance subsidiary that is a CFC for RPII purposes and that would be taxed as an insurance company if it were a domestic corporation. We believe that Section 1248 and the requirement to file Form 5471 will not apply to a less than 10% U.S. shareholder because we are not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the regulations in this manner or that the Treasury Department will not amend the regulations to provide that Section 1248 and the requirement to file Form 5471 will apply to dispositions of our preference shares or common shares.



     If the IRS or U.S. Treasury Department were to make Section 1248 and the Form 5471 filing requirement applicable to the sale of our preference shares or common shares, we would notify shareholders that Section 1248 of the U.S. Internal Revenue Code and the requirement to file Form 5471 will apply to dispositions of our preference shares or common shares. Thereafter, we will send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 and the requirement to file Form 5471 apply to dispositions of our preference shares or common shares by U.S. shareholders. We will attach to this notice a copy of Form 5471 completed with all of our information and instructions for completing the shareholder information.



     Redemption of Preference Shares. A redemption of preference shares will be treated under Section 302 of the U.S. Internal Revenue Code as a dividend if we have sufficient earnings and profits, unless the redemption satisfies the test set forth in Section 302(b) enabling the redemption to be treated as a sale or exchange, subject to the discussion herein relating to the potential application of the "RPII" and "passive foreign investment company" rules. The redemption will satisfy this test only if it (1) is "substantially disproportionate," (2) constitutes a "complete termination of the holder's stock interest" in us or (3) is "not essentially equivalent to a dividend," each within the meaning of
Section 302(b). In determining whether any of these tests are met, shares considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the U.S. Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the U.S. Internal Revenue Code is satisfied with respect to a particular holder of preference shares will depend on the facts and circumstances as of the time the determination is made, U.S. shareholders are advised to consult their own tax advisors to determine their tax treatment in light of their own particular investment circumstances.



     Passive Foreign Investment Companies. Sections 1291 through 1297 of the U.S. Internal Revenue Code contain special rules applicable with respect to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes passive income or 50% or more of its assets produce passive income. If we were to be characterized as a PFIC, U.S. holders of preference shares or common shares would be subject to a penalty tax at the time of their sale of (or receipt of an "excess distribution" with respect to) its shares. In general, a U.S. holder of preference shares or common shares receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the preference shares or common shares during the three preceding taxable years (or the taxpayer's holding period if it is less than three years). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the taxpayer's holding period but not paid, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the preference shares or common shares was received ratably throughout the holding period. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.



     The U.S. Internal Revenue Code contains an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. In our view, we, Renaissance Reinsurance and Glencoe, taken together, are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of our respective insurance business. The U.S. Internal Revenue Code contains a look-through rule which states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it "received directly its proportionate share of the income" and as if it "held its proportionate share of the assets" of any other corporation in which it owns at least 25% of the stock. Under the look-through rule, we would be deemed to own the assets and to have received the income of Renaissance Reinsurance and Glencoe directly for the purposes of determining whether we qualify for the insurance exception described above.



     Other. Dividends paid by us to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by section 243 of the U.S. Internal Revenue Code.



     Except as discussed below with respect to backup withholding, dividends paid by us will not be subject to a U.S. withholding tax.



     Persons who are not citizens of or domiciled in the United States will not be subject to U.S. estate tax with respect to preference shares and common shares.



     Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the preference shares and common shares to U.S. persons. In addition, a holder of preference shares or common shares may be subject to backup withholding at the rate of 30.5% (which rate is scheduled to be reduced periodically through 2006) with respect to dividends paid to such persons, unless such corporation comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder's regular U.S. federal income tax liability.



     Subject to certain exceptions, persons that are not U.S. persons will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, preference shares or common shares if such dividends or gains are effectively connected with the conduct of a U.S. trade or business.

                              PLAN OF DISTRIBUTION

DISTRIBUTIONS BY RENAISSANCERE AND THE CAPITAL TRUST

     We and/or the Capital Trust may sell offered securities in any one or more of the following ways from time to time:

          (1) through agents;

          (2) to or through underwriters;

          (3) through dealers; or

          (4) directly to purchasers.

     The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the Capital Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

     If offered securities are sold by means of an underwritten offering, we and/or the Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

     Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

     We and/or the Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or the Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

     If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

     Offers to purchase offered securities may be solicited directly by us and/or the Capital Trust and the sale thereof may be made by us and/or the Capital Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us and/or the Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us and/or the Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us and/or the Capital Trust to indemnification by us and/or the Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

     If so indicated in the prospectus supplement, we and/or the Capital Trust will authorize underwriters or other persons acting as our and/or the Capital Trust's agents to solicit offers by certain institutions to purchase offered securities from us and/or the Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us and/or the Capital Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Disclosure in the prospectus supplement of our and/or the Capital Trust's use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.


     Each series of offered securities will be a new issue and, other than the full voting common shares, which are listed on the New York Stock Exchange, will have no established trading market. We and/or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor the Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.


     Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

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


                      WHERE YOU CAN FIND MORE INFORMATION



GENERAL



     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantee described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.



     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.



     Our filings with the commission are also available from the Commission's Web Site at http://www.sec.gov. Please call the Commission's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission's public reference rooms. Our common shares are listed on the New York Stock Exchange and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.


THE CAPITAL TRUST

     There are no separate financial statements of the Capital Trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the Capital Trust because:

     - We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the Capital Trust;

     - The Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Capital Trust and investing the proceeds in subordinated debt securities issued by us; and

     - The obligations of the Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See "Description of the Trust Preferred Securities Guarantee."

The Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of our registration statement on February 25, 2002 and prior to effectiveness of that registration statement and after the date of this prospectus and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:


          (1) Our Annual Report on Form 10-K for the year ended December 31,
     2001;



          (2) The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description; and



          (3) The description of our 8.10% Series A Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on November 16, 2001, including any amendment or report for the purpose of updating such description.



     To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address:
RenaissanceRe Holdings Ltd., Attn: Stephen H. Weinstein, Secretary, P.O. Box 2527, Hamilton, HMGX, Bermuda, (441) 295-4513.


                                 LEGAL OPINIONS


     Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. The description of U.S. tax laws will be passed upon by Willkie Farr & Gallagher. The description of Bermuda tax laws will be passed upon by Conyers Dill & Pearman. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.


                                    EXPERTS


     Ernst & Young, independent auditors, have audited our consolidated financial statements (and schedules) included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements (and schedules) are incorporated by reference in reliance on Ernst & Young's reports, given on their authority as experts in accounting and auditing.


                     ENFORCEMENT OF CIVIL LIABILITIES UNDER
                     UNITED STATES FEDERAL SECURITIES LAWS


     We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws.


     We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee.........  $   46,000
Trustee's fees and expenses.................................      25,000
Printing and engraving expenses.............................     125,000
Rating agency fees..........................................     330,000
Accounting fees and expenses................................      85,000
Legal fees and expenses.....................................     350,000
Blue Sky fees and expenses..................................      10,000
Miscellaneous...............................................      79,000
                                                              ----------
     Total..................................................  $1,050,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

     We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors to the maximum extent permitted under the Act, except where such liability arises from fraud, dishonesty, willful negligence or default.

     We have entered into employment agreements with all of our executive officers which each contain provisions pursuant to which we have agreed to indemnify the executive as required by the Bye-Laws and maintain customary insurance policies providing for indemnification.

     We have purchased insurance on behalf of our directors and officers for liabilities arising out of their capacities as such.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrants hereby undertake that:

          (a) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (b) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in
Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Holdings Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 5th day of April 2002.


                                          RENAISSANCERE HOLDINGS LTD.

                                          By:     /s/ JAMES N. STANARD
                                            ------------------------------------
                                                      James N. Stanard
                                                        Chairman and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.



                    NAME                                        TITLE                       DATE
                    ----                                        -----                       ----



            /s/ JAMES N. STANARD                Chief Executive Officer and Chairman    April 5, 2002
---------------------------------------------   of the Board of Directors (Principal
              James N. Stanard                           Executive Officer)




             /s/ JOHN M. LUMMIS                  Executive Vice President and Chief     April 5, 2002
---------------------------------------------       Financial Officer (Principal
               John M. Lummis                     Financial and Accounting Officer)




                      *                                Director and President           April 5, 2002
---------------------------------------------
              William I. Riker




                      *                                       Director                  April 5, 2002
---------------------------------------------
               Arthur S. Bahr




                      *                                       Director                  April 5, 2002
---------------------------------------------
              Thomas A. Cooper




                      *                                       Director                  April 5, 2002
---------------------------------------------
              Edmund B. Greene




                      *                                       Director                  April 5, 2002
---------------------------------------------
                Brian R. Hall




                      *                                       Director                  April 5, 2002
---------------------------------------------
              William F. Hecht




                      *                                       Director                  April 5, 2002
---------------------------------------------
            W. James MacGinnitie

                    NAME                                        TITLE                       DATE
                    ----                                        -----                       ----





                      *                                       Director                  April 5, 2002
---------------------------------------------
               Scott E. Pardee




       Renaissance U.S. Holdings Inc.

                      *                           Authorized Representative in the      April 5, 2002
---------------------------------------------               United States
           Name:  Thomas Friedberg
       Title:   President, Renaissance
             U.S. Holdings Inc.




     Stephen H. Weinstein, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk(*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrant's Registration
Statement on February 25, 2002.




          /s/ STEPHEN H. WEINSTEIN
---------------------------------------------
            Stephen H. Weinstein
             As Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 5th day of April 2002.


                                          RENAISSANCERE CAPITAL TRUST II

                                          By: RenaissanceRe Holdings Ltd., as
                                          Depositor

                                          By:      /s/ JOHN M. LUMMIS
                                            ------------------------------------
                                                       John M. Lummis
                                                Executive Vice President and
                                                  Chief Financial Officer

                                                                        SEQUENTIAL
EXHIBIT                                                                    PAGE
NUMBER                            DESCRIPTION                             NUMBER
-------                           -----------                           ----------
  *1.1    Form of Underwriting Agreement relating to common shares,
          preference shares, depositary shares, debt securities and
          warrants of RenaissanceRe
  *1.2    Form of Underwriting Agreement relating to preferred
          securities of RenaissanceRe Capital Trust II and preferred securities guarantees of RenaissanceRe
  *1.3    Form of Underwriting Agreement relating to share purchase
          contracts
  *1.4    Form of Underwriting Agreement relating to share purchase
          units
 **3.1    Memorandum of Association of RenaissanceRe (incorporated by reference to the Registration Statement on Form S-1 of
          RenaissanceRe (Registration No. 33-70008) which was declared effective by the Commission on July 26, 1995)
 **3.2    Amended and Restated Bye-Laws of RenaissanceRe (incorporated by reference to our Current Report on Form 8-K, filed with the Commission on October 16, 2001
 **3.3    Memorandum of Increase in Share Capital (incorporated by
          reference to our Quarterly Report on Form 10-Q for the
          period ended March 31, 1998, filed with the Commission on
          May 14, 1998)
  *3.4    Form of Certificate of Designation, Preferences and Rights
          relating to preference shares
 **3.5    Certificate of Designation, Preferences and Rights of 8.10%
          Series A Preference Shares (filed as Exhibit 4.2 to
          RenaissanceRe's Current Report on Form 8-K filed on November
          16, 2001 and incorporated herein by reference)
 **4.1    Senior Indenture, dated as of July 1, 2001, between
          RenaissanceRe, as Issuer, and Bankers Trust Company, as
          Trustee (filed as Exhibit 4.1 to our Current Report on Form
          8-K filed on July 17, 2001 and incorporated herein by
          reference)
 **4.2    First Supplemental Indenture, dated as of July 17, 2001, to the Indenture, dated as of July 1, 2001, between
          RenaissanceRe, as Issuer, and Bankers Trust Company, as
          Trustee (filed as Exhibit 4.2 to our Current Report on Form
          8-K filed on July 17, 2001 and incorporated herein by
          reference)
 **4.3    Form of Note, included as Exhibit A to the First
          Supplemental Indenture, dated as of July 17, 2001, to the
          Indenture, dated as of July 1, 2001, between RenaissanceRe, as Issuer, and Bankers Trust Company, as Trustee (filed as
          Exhibit 4.2 to our Current Report on Form 8-K filed on July
          17, 2001 and incorporated herein by reference)
 **4.4    Specimen Stock Certificate (incorporated by reference to our
          Registration Statement on Form S-1 (Registration No.
          33-70008) which was declared effective by the Commission on
          July 26, 1995)
 **4.5    Form of Subordinated Indenture between RenaissanceRe and
          Bankers Trust Company (filed as Exhibit 4.6 to the Company's
          Registration Statement on Form S-3 (Registration No.
          333-59394) which was declared effective by the Commission on
          May 1, 2001 and incorporated herein by reference)
 **4.6    Form of Junior Subordinated Indenture between RenaissanceRe and Bankers Trust Company (filed as Exhibit 4.7 to the
          Company's Registration Statement on Form S-3 (Registration
          No. 333-59394) which was declared effective by the
          Commission on May 1, 2001 and incorporated herein by
          reference)
  *4.7    Form of Standard Share Warrant Provisions
  *4.8    Form of Standard Debt Warrant Provisions

                                                                        SEQUENTIAL
EXHIBIT                                                                    PAGE
NUMBER                            DESCRIPTION                             NUMBER
-------                           -----------                           ----------
 **4.9    Certificate of Trust of RenaissanceRe Capital Trust II,
          dated as of January 5, 2001 (filed as Exhibit 4.10 to the
          Company's Registration Statement on Form S-3 (Registration
          No. 333-59394) which was declared effective by the
          Commission on
 **4.10   Trust Agreement of RenaissanceRe Capital Trust II, dated as of January 5, 2001 (filed as Exhibit 4.11 to the Company's
          Registration Statement on Form S-3 (Registration No.
          333-59394) which was declared effective by the Commission on
          May 1, 2001 and incorporated herein by reference)
 **4.11   Form of Amended and Restated Trust Agreement of
          RenaissanceRe Capital Trust II (filed as Exhibit 4.12 to the
          Company's Registration Statement on Form S-3 (Registration
          No. 333-59394) which was declared effective by the
          Commission on May 1, 2001 and incorporated herein by
          reference)
 **4.12   Form of Preferred Securities Guarantee Agreement with
          respect to the preferred securities issued by RenaissanceRe
          Capital Trust II (filed as Exhibit 4.13 to the Company's
          Registration Statement on Form S-3 (Registration No.
          333-59394) which was declared effective by the Commission on
          May 1, 2001 and incorporated herein by reference)
  *4.13   Form of Depositary Agreement
  *4.14   Form of Standard Share Purchase Contract Provisions
   5.1    Opinion of Conyers Dill & Pearman as to the legality of the common shares and preference shares
   5.2    Opinion of Willkie Farr & Gallagher as to the legality of
          the debt securities, share warrants, debt warrants,
          depositary shares, trust preferred securities, preferred
          securities guarantees and share purchase contracts
   8.1    Opinion of Willkie Farr & Gallagher as to certain tax
          matters
   8.2    Opinion of Conyers Dill & Pearman as to certain tax matters
          (included in Exhibit 5.1)
  12.1    Statement Re: Computation of Ratios
  23.1    Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
  23.2    Consent of Willkie Farr & Gallagher (included in Exhibits
          5.2 and 8.1)
  23.3    Consent of Ernst & Young
**24.1    Power of Attorney
**25.1    Statement of Eligibility of Bankers Trust Company on Form
          T-1, as trustee for the Senior Indenture (filed as Exhibit
          25.1 to the Company's Registration Statement on Form S-3
          (Registration No. 333-59394) which was declared effective by the Commission on May 1, 2001 and incorporated herein by
          reference)
**25.2    Statement of Eligibility of Bankers Trust Company on Form
          T-1, as trustee for the Subordinated Indenture (filed as
          Exhibit 25.2 to the Company's Registration Statement on Form
          S-3 (Registration No. 333-59394) which was declared
          effective by the Commission on May 1, 2001 and incorporated herein by reference)
**25.3    Statement of Eligibility of Bankers Trust Company on Form
          T-1, as trustee for the Junior Subordinated Indenture (filed as Exhibit 25.3 to the Company's Registration Statement on
          Form S-3 (Registration No. 333-59394) which was declared
          effective by the Commission on May 1, 2001 and incorporated herein by reference)

                                                                        SEQUENTIAL
EXHIBIT                                                                    PAGE
NUMBER                            DESCRIPTION                             NUMBER
-------                           -----------                           ----------
**25.4    Statement of Eligibility of Bankers Trust Company on Form
          T-1, as Property Trustee for the Amended and Restated Trust
          Agreement of RenaissanceRe Capital Trust II (filed as
          Exhibit 25.4 to the Company's Registration Statement on Form
          S-3 (Registration No. 333-59394) which was declared
          effective by the Commission on May 1, 2001 and incorporated herein by reference)
**25.5    Statement of Eligibility of Bankers Trust Company on Form
          T-1, as Preferred Securities Guarantee Trustee under the
          Preferred Securities Guarantee Agreement of RenaissanceRe
          for the benefit of the holders of Preferred Securities of
          RenaissanceRe Capital Trust II (filed as Exhibit 25.5 to the
          Company's Registration Statement on Form S-3 (Registration
          No. 333-59394) which was declared effective by the
          Commission on May 1, 2001 and incorporated herein by
          reference)


---------------

 * To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.


**Previously filed.